UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St. Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 991-0797

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
On July 28, 2011, TASER International, Inc. (the “Company”) issued a press release regarding the Company’s financial results for its second quarter of 2011. The full text of the press release, together with the unaudited consolidated statements of operations, balance sheets, selected statements of cashflow information and reconciliations of GAAP to non-GAAP financial measures are attached hereto as Exhibit 99.1.
Item 8.01 Other Events
On July 28, 2011 Taser International Inc. (the “Company”) announced that its board of directors has authorized a stock repurchase program pursuant to which the Company may repurchase up to $20.0 million of the Company’s common stock subject to stock market conditions and corporate considerations.
A copy of the press release announcing the stock repurchase program is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Text of press Release dated July 28, 2011 titled “TASER International Reports Second Quarter Results”.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2011	TASER International, Inc.
	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

99.1	Text of press Release dated July 28, 2011 titled “TASER International Reports Second Quarter Results”.